SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2004

LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 409-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 15, 2004, Ladenburg Thalmann Financial Services Inc. (“Company”) announced that it entered into an Amended and Restated Debt Conversion Agreement with New Valley Corporation (“New Valley”) and Frost-Nevada Investments Trust (“Frost-Nevada”), the holders of the Company’s outstanding senior convertible promissory notes. Pursuant to the Amended and Restated Conversion Agreement, Frost-Nevada and New Valley have agreed to convert their notes, with an aggregate principal amount of $18.01 million, together with all accrued interest thereon, into the Company’s common stock (“Debt Conversion”) at a conversion price of $0.40 per share for Frost-Nevada and a conversion price of $0.50 per share for New Valley, for an average weighted conversion price of approximately $0.44 per share (“Conversion Price”). The original conversion price of the note for Frost-Nevada and New Valley was $1.54 and $2.08, respectively, and was subsequently reduced to $0.70 and $1.10, respectively, in connection with the execution of the original Debt Conversion Agreement in March 2004. In connection with the execution of the Amended and Restated Debt Conversion Agreement, New Valley and Frost-Nevada also agreed with the Company to forbear until May 13, 2005 payment of the interest due to them under their senior convertible promissory notes on the interest payment dates of the notes through March 31, 2005.

     The Company also announced that in order to improve its financial position, it is planning on undertaking a financing (“Financing”) whereby the Company would sell up to $20.0 million of common stock at $0.45 per share (“Offering Price”). As part of the Amended and Restated Conversion Agreement, each of New Valley and Frost-Nevada agreed to commit (“Standby Commitment”) to invest up to $5.0 million in the Financing if such Financing were not fully subscribed for by other investors. Payment for the shares of common stock to be acquired by New Valley and Frost-Nevada in order to fulfill the Standby Commitment may be made by either certified check, wire transfer of immediately available funds and/or by delivery of promissory notes issued, or to be issued, by the Company to such parties that may be convertible by their terms into the Financing, at such parties’ sole option. The Company cannot make any assurances that it will be able to sell any significant amount of common stock in the Financing above the shares being purchased by New Valley and Frost-Nevada pursuant to the Standby Commitment.

     Pursuant to the Amended and Restated Debt Conversion Agreement, the Company has agreed to register for re-sale the shares of common stock that New Valley and Frost-Nevada will receive as a result of the Debt Conversion on a registration statement (“Registration Statement”) that the Company will file with the Securities and Exchange Commission (“SEC”). Additionally, the Company has agreed to register for re-sale all of the shares of common stock it issues in the Financing, including the shares it issues to New Valley and Frost-Nevada pursuant to the Standby Commitment. However, Frost-Nevada has agreed that it will not sell, transfer or assign any shares it receives as a result of the Debt Conversion or Standby Commitment for a period of one year from the date of the agreement except to its affiliated entities.

     The Company engaged Capitalink, L. C. to provide an opinion that the Conversion Price and the Offering Price to be paid by New Valley and Frost-Nevada to fulfill the Standby Commitment were fair from a financial point of view to the unaffiliated shareholders of the Company. Capitalink rendered such opinion to the Company on October 15, 2004.

     The consummation of the Debt Conversion, Financing and Standby Commitment are subject to shareholder approval and having the Registration Statement declared effective by the SEC. The Company anticipates holding an annual meeting of shareholders at which it will ask its shareholders to approve the foregoing transactions during the fourth quarter of 2004 and expects to consummate such transactions as soon as practicable once shareholder approval is obtained and the Registration Statement is declared effective. Frost-Nevada, New Valley and several shareholders affiliated with New Valley and Frost-

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Nevada have committed to vote their shares of the Company’s common stock at the shareholder meeting with respect to the Debt Conversion, Financing and Standby Commitment in accordance with the vote of a majority of votes cast at the meeting excluding the shares held by such parties.

     Following the consummation of the transactions (assuming such consummation occurs on December 31, 2004), approximately $22,439,000 principal and accrued interest will be converted into approximately 51,180,000 shares of the Company’s common stock as a result of the Debt Conversion. Of these shares, approximately 19,663,000 will be issued to New Valley and approximately 31,517,000 will be issued to Frost-Nevada. Additionally, if the Company is only able to raise $10 million in the Financing from outside third parties, New Valley and Frost-Nevada will each be required to invest the full $5 million pursuant to the Standby Commitment. As a result, each will be issued an additional 11,111,111 shares of common stock. Accordingly, as a result of the foregoing transactions, Frost-Nevada could be issued a total of approximately 42,628,329 shares of common stock increasing its beneficial ownership of the Company’s common stock from approximately 19% to approximately 37% and New Valley could be issued a total of 30,774,537 shares of common stock increasing its beneficial ownership of the Company’s common stock from approximately 9% to approximately 26%. New Valley has informed the Company that it currently anticipates distributing shares it receives as a result of the foregoing transactions as a dividend to its stockholders promptly following the closing of such transactions. Following such a distribution by New Valley, New Valley would beneficially own less than 1% of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Amended and Restated Debt Conversion Agreement, dated as of November 15, 2004, among Ladenburg Thalmann Financial Services Inc., New Valley Corporation, Frost-Nevada Investments Trust, Bennett S. LeBow, Howard M. Lorber, Richard J. Lampen, Henry C. Beinstein and Robert J. Eide.

10.2	Temporary Forbearance Agreement, dated November 15, 2004, among Ladenburg Thalmann Financial Services Inc., New Valley Corporation and Frost-Nevada Investments Trust.

99.1	Press release dated November 15, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2004

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Salvatore Giardina
	Name:	Salvatore Giardina
	Title:	Vice President and Chief Financial Officer

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